Filed by Peoples Bancorp Inc.
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934

Subject Company: Citizens National Corporation

P.O. BOX 738 – MARIETTA, OHIO – 45750 620 Broadway – PAINTSVILLE, KENTUCKY – 41240
www.peoplesbancorp.com www.wercitizens.bank

NEWS RELEASE

FOR IMMEDIATE RELEASE
April 21, 2026

Contacts:	Tyler J. Wilcox	Leisha Maynard
	President and Chief Executive Officer	President and Chief Executive Officer
	Peoples Bancorp Inc.	Citizens National Corporation
	(740) 373-7737	(606) 264-3054

PEOPLES BANCORP INC. AND CITIZENS NATIONAL CORPORATION ANNOUNCE DEFINITIVE MERGER AGREEMENT
_____________________________________________________________________

MARIETTA, Ohio, and PAINTSVILLE, Kentucky - Peoples Bancorp Inc. (“Peoples”) (NASDAQ: PEBO) and Citizens National Corporation (“Citizens”) (OTCPK: CZNL), jointly announced today the signing of a definitive agreement and plan of merger (the “Merger Agreement”) pursuant to which Peoples will acquire Citizens, a bank holding company headquartered in Paintsville, Kentucky, and the parent company of Citizens Bank of Kentucky, Inc. (“Citizens Bank”), in a cash and stock transaction. Under the terms of the Merger Agreement, Citizens will merge with and into Peoples (the “Merger”), and Citizens Bank will subsequently merge with and into Peoples’ wholly owned subsidiary, Peoples Bank, in a transaction valued at approximately $76.6 million.

Citizens, through its community bank subsidiary and 132 employees, operates 12 branches located primarily in Eastern Kentucky. As of March 31, 2026, Citizens had, on a consolidated basis, $686 million in total assets, which included $342 million in gross loans, and $586 million in total deposits.

“We are pleased to expand our footprint in Kentucky through the acquisition of an exceptional franchise in Citizens Bank of Kentucky. Their locations are within areas that mean a lot to us,” said Tyler Wilcox, President and Chief Executive Officer of Peoples. “Citizens’ low-cost deposits and high level of balance sheet liquidity allow us to not only strengthen the Peoples’ deposit base but to also maintain the flexibility to remain under $10 billion in assets. We look forward to growing in

Eastern Kentucky, working alongside Citizens’ employees, customers, and communities. Soon we will be able to offer more locations, products, and services to both Citizens and Peoples customers, making a greater impact in our Eastern Kentucky communities.”

Leisha Maynard, President and Chief Executive Officer of Citizens, added “We are looking forward to joining an outstanding organization that will continue our strong culture and believe this partnership will deliver meaningful value to our shareholders as well as to our customers and the communities we serve. Peoples has built a strong reputation in community banking and their experience in successful acquisition integrations will help deliver their relationship and community-driven culture to all of the Citizens stakeholders.”

According to the terms of the Merger Agreement, which has been unanimously approved by the Boards of Directors of both companies, shareholders of Citizens will receive 2.10 shares of Peoples common stock plus $8.00 in cash for each share of Citizens’ common stock. The transaction is intended to qualify as a tax-free reorganization for federal income tax purposes and to provide a tax-free exchange for Citizens stockholders for the stock consideration received. Based on Peoples’ 20-day volume-weighted average price per share of $33.52 on April 20, 2026, the aggregate deal value is approximately $76.6 million, or $78.39 per share. The transaction is expected to be immediately accretive to Peoples’ estimated earnings, with a tangible book value earnback of less than one year and an internal rate of return in excess of 20%.
The acquisition is expected to close during the second half of 2026, subject to the satisfaction of customary closing conditions, including regulatory approvals and the approval of the shareholders of Citizens.

Peoples was advised by Raymond James & Associates, Inc. and the law firm of Vorys, Sater, Seymour and Pease LLP. Citizens was advised by Forvis Mazars Capital Advisors, LLC and the law firm of FBT Gibbons LLP. Hovde Group, LLC issued a fairness opinion to Citizens.

Important Information for Investors and Shareholders:
    This news release does not constitute an offer to sell or the solicitation of an offer to buy securities of Peoples. Peoples will file a registration statement on Form S-4 and other documents regarding the proposed transaction referenced in this news release with the Securities and Exchange Commission (“SEC”) to register the shares of Peoples common stock to be issued to the shareholders of Citizens. The registration statement will include a proxy statement of Citizens that also constitutes a prospectus of Peoples, which, when finalized, will be sent to the shareholders of Citizens seeking their approval of the merger-related proposals. Investors and security holders are urged to read the proxy statement/prospectus and any other relevant documents to be filed with the SEC in connection with the proposed transaction because they will contain important information about Peoples, Citizens and the proposed transaction. Investors and security holders may obtain a free copy of these documents (when available) through the website maintained by the SEC at www.sec.gov. These documents may also be obtained, without charge, by directing a request to Peoples Bancorp Inc., 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750, Attn.: Investor Relations.

    Peoples and Citizens and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Citizens in connection with the proposed merger. Information about the directors and executive officers of Peoples is set forth in the proxy statement for Peoples’ 2026 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 6, 2026. Information about the directors and executive officers of Citizens and their ownership of Citizens common stock, as well as additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by securities holdings or otherwise, will be included in the proxy statement/prospectus and other relevant documents regarding the proposed transaction to be filed with the SEC when they become available. Free copies of this document may be obtained as described in the preceding paragraph.

About Peoples Bancorp Inc.:
Peoples Bancorp Inc. is a diversified financial services holding company and makes available a complete line of banking, trust and investment, insurance and specialty financing solutions through its subsidiaries. Headquartered in Marietta,

Ohio, since 1902, Peoples has established a heritage of financial stability, growth and community impact. Peoples had $9.6 billion in total assets as of March 31, 2026, and 144 locations, including 127 full-service bank branches in Ohio, West Virginia, Kentucky, Virginia, Washington D.C., and Maryland. Peoples' vision is to be the Best Community Bank in America.

Peoples is a member of the Russell 3000 index of United States publicly-traded companies. Peoples offers services through Peoples Bank (which includes the divisions of Peoples Investment Services, Peoples Premium Finance and North Star Leasing), Peoples Insurance Agency, LLC, and Vantage Financial, LLC.

About Citizens National Corporation:
Citizens National Corporation, headquartered in Paintsville, Kentucky, is the bank holding company for Citizens Bank of Kentucky, Inc, serving consumers and businesses in Eastern Kentucky. As of March 31, 2026, Citizens had $686 million in total assets. Citizens operates 12 Kentucky branches in Johnson County, Floyd County, Boyd County, Carter County, Clark County, Lawrence County, Pike County, and Magoffin County. Citizens Bank offers consumer and commercial banking products and services, including deposit accounts, residential and commercial lending, treasury management, digital banking, and wealth management services.

Safe Harbor Statement:
Statements made in this news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties including, but not limited to, the successful completion and integration of the transaction contemplated in this release, which includes the retention of the acquired customer relationships, adverse changes in economic conditions, the impact of competitive products and pricing and the other risks set forth in Peoples’ filings with the SEC. As a result, actual results may differ materially from the forward-looking statements in this news release. These factors are not necessarily all of the factors that could cause Peoples or the combined company’s actual results, performance, or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other unknown or unpredictable factors also could harm Peoples or the combined company’s results.

Peoples and Citizens encourage readers of this news release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. The companies undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements. If Peoples or Citizens updates one or more forward-looking statements, no inference should be drawn that Peoples or Citizens will make additional updates with respect to those or other forward-looking statements. Copies of documents filed with the SEC are available free of charge at the SEC’s website at http://www.sec.gov and/or from Peoples’ website (with respect to Peoples’ SEC filings).

END OF RELEASE